Exhibit 10.14

                            NON-COMPETITION AGREEMENT

         AGREEMENT made as of this _______ day of ____________, 1996 (this "Agreement"), between DI INDUSTRIES, INC., a Texas corporation with its principal offices at 450 Gears Road, Suite 625, Houston, Texas 77067 ("Buyer"), ROY T. OLIVER, JR., an individual ("Oliver"), U.S. RIG AND EQUIPMENT, INC., an Oklahoma corporation, MIKE L. MULLEN, an individual ("Mullen"), and MIKE MULLEN ENERGY EQUIPMENT RESOURCE, INC., a Texas corporation (Oliver, U.S. Rig and Equipment, Inc., Mullen, and Mike Mullen Energy Equipment Resources, Inc. are referred to herein, singly, as a "Seller" and, collectively, as the "Sellers").

                                   WITNESSETH:

         WHEREAS, concurrently herewith, Buyer will acquire certain drilling rigs by means of the merger of R.T. Oliver, Inc. and Land Rig Acquisition Corp., two corporations affiliated with Mullen and Oliver, with DI Merger Sub, Inc., a wholly owned subsidiary of Buyer (the "Merger");

         WHEREAS, Sellers will continue to own or control certain other land-based oil and gas drilling rigs of 1,500 or more horse power, and may hereafter acquire additional similar equipment (the "Drilling Rigs");

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger; and

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.       NON-COMPETITION.

         For a period of three (3) years from the date hereof, without the Buyer's prior written consent, the Sellers will not, directly or indirectly, through subsidiaries, affiliates or otherwise, sell, lease or otherwise dispose of or provide services relating to the sale, lease, or disposal of any direct or indirect interest in any Drilling Rigs (or components constituting a substantial portion of a Drilling Rig) which the Sellers know, or have reason to know, are being acquired, directly or indirectly, for use in Venezuela or Colombia. Prior to selling, leasing, or otherwise disposing of any of the Drilling Rigs, or participating in any of the foregoing, the Seller shall attempt in good faith and with exercise of all due diligence to confirm that the purchaser does not intend to use the Drilling Rig in Venezuela or Colombia.

2.       FIRST OFFER.

         Subject to Section I hereof, and for a period of three (3) years from the date hereof, prior to offering any Drilling Rig for sale the Sellers shall
(i) offer the Drilling Rig to the Buyer at a price which the Seller believes represents the market value of such Drilling Rig and (ii) thereafter give the Buyer a reasonable opportunity to inspect the Drilling Rig and make an offer to purchase the same.

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3.       RIGHTS AND REMEDIES UPON BREACH.

         If a Seller breaches or threatens to commit a breach of any of the provisions of this Agreement, then the Buyer shall have the right to specific performance of this Agreement. Buyer shall also be entitled, in the case of any actual breach of this Agreement, to an accounting from the Sellers, and shall be entitled to all profits received by Seller in such transaction. These rights are severally enforceable and in addition to, and not in lieu of, any other rights and remedies available to the Buyer under law or in equity.

         The Sellers acknowledge and agree that the provisions of this Agreement are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of the provisions of this Agreement or any part hereof is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the provisions of this Agreement or any part hereof are unenforceable because of the duration or the geographic scope of such provisions, such court shall have the power to reduce the duration or scope of such provisions, as the case may be, and in its reduced form such provisions shall then be enforceable.

4.       WAIVER OF BREACH.

         The waiver by any party hereof of the breach of any provisions hereof, which waiver must be in writing to be effective, shall not operate or be construed to operate as a waiver by such party of any subsequent breach by any other party of any provisions hereof.

5.       MISCELLANEOUS.

         (a) This Agreement contains the entire agreement between the parties hereto and supersedes and replaces any and all agreements and understandings existing prior to the date of this Agreement, whether written or oral, express or implied, between the parties concerning the subject matter hereof, except only those agreements and understandings executed in connection with the Merger.

         (b) The terms and conditions hereof may be changed only by an agreement in writing signed by each of the parties hereto.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law. Exclusive venue for any action or proceeding relating to the interpretation or enforcement of this Agreement shall lie in Harris County, Texas.

         (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (e) Any notices to be delivered by the parties hereunder shall be in writing and are effective upon the date received.

         (f) Common nouns and pronouns shall be deemed to refer to the singular or plural, as the context may require.

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         IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

                                                    DI INDUSTRIES, INC.

                                                    By:
Mike L. Mullen                                         Name:
                                                       Title:

MIKE MULLEN ENERGY EQUIPMENT
RESOURCE, INC.



By:
    Name:                                           Roy T. Oliver, Jr.
    Title:

                                                    U.S. RIG AND EQUIPMENT, INC.

                                                    By:
                                                       Name:
                                                       Title:

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